MANAGED AGENCY ACCOUNT ASSIGNMENT AGREEMENT


This Managed Agency Account Assignment Agreement (the "Agreement") is made and entered into by and between Evans & Sutherland Computer Corporation, a Utah corporation ("Principal") and Zions First National Bank, a national banking association ("Zions").

                                    RECITALS

         A. Principal has established a managed agency account at the Trust and Investment Management Department of Zions ("Managed Agent"), managed agency account no. 2587850 (the "Account"), for custody and control of certain securities, financial assets, and security entitlements held thereunder, and other investments. All such property, including the Account, shall be referred to herein as "Investment Property."

         B. Principal has committed to Zions to pledge as Investment Property certain fixed interest investments with less than 90-day maturities (A1/P. or higher) held in the Account to secure amounts which may be owing to Zions consisting of a revolving line of credit, business credit card obligations, and all letters of credit issued by Zions for the benefit of Principal together with all modifications, renewals, and extensions of any such credit extensions (the "Obligations").

         C. Pursuant to paragraph 2.6 of that certain Loan Agreement dated March 31, 2000, Zions provided a Letter of Credit facility to Principal whereby Principal could obtain the issuance of Letters of Credit up to a limit of $7,000,000 (the "$7,000,000 Sublimit").

         D. Principal desired the ability to obtain additional Letters of Credit in excess of the $7,000,000 Sublimit by as much as $3,000,000.

         E. As a condition to allowing the issuance of letters of credit in excess of the $7,000,000 Letter of Credit Facility, Zions requires Principal to assign the Investment Property in the Account to Zions as collateral during the term of the Obligations.

         F. Principal and Zions desire to enter into this Agreement to assign the Investment Property to Zions.

                                    AGREEMENT

         In exchange for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, Principal and Zions agree as follows:

         1. Assignment of Investment Property. Principal hereby assigns to Zions all of Principal's rights in and to the Account. This assignment will be effective until all amounts owing to Zions under the Obligations are paid in full and commitments for any future advances under the Obligations have been terminated. The Investment Property specifically includes, but without limitation, the following:

               a. All Investment Property held in the Account or for the benefit of Principal, including financial assets in the name of Principal, together with any and all notes, instruments, certificates, and shares issued in renewal or replacement of such Investment Property.

               b. Any and all Investment Property related shares issued as a stock dividend or issued in connection with any increase or decrease of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off, or split-off.

               c. Any and all Investment Property related options, warrants, or rights, whether as an addition to, or in substitution or exchange for any of such stock or otherwise.

               d. Any and all Investment Property related income, interest, profits, rents, dividends, or distributions, whether payable in cash or in property, including, without limitation, stock issued by any corporation.

Principal agrees to maintain the balance of Investment Property in the Account in a sufficient amount so as to be at least 105.26% of the face value of all Letters of Credit issued in excess of the $7,000,000 Sublimit up to the maximum addition available Letters of Credit amount of $3,000,000. Accordingly, in the event that there are no outstanding issued Letters of Credit in excess of the $7,000,000 Sublimit, Principal may withdraw some or all of the Investment Property from the Account (which withdrawal will decrease or eliminate the ability of Principal to obtain the issuance additional Letters of Credit from Zions in excess of the $7,000,000 Sublimit).

         2. Security Interest. Principal and Zions agree and acknowledge that it is their intent to, and Principal does hereby, grant control of the Investment Property to Zions under the Utah Uniform Commercial Code and create a security interest in the Investment Property. In connection with the granting of the security interest, Principal agrees to execute and deliver to Zions a UCC-1 financing statement and that Zions may file such financing statement with the Utah Department of Commerce, Division of Corporations and Commercial Code. Principal also directs and authorizes Managed Agent to (a) grant to Zions control of and a security interest in the Investment Property and execute such other agreements required by Zions to effect control, including agreements with custodians of the Investment Property and (b) execute and deliver a UCC-1 financing statement, if the same are required by Zions of Managed Agent.

         3. No Delegation of Duties. Notwithstanding anything to the contrary in this Agreement, the assignment of Principal's rights under the Account does not include, and it is the intent of the parties to this Agreement that Principal is not delegating and assigning to Zions, any of its obligations under the Account and the agreement between Managed Agent and Principal regarding the Account.

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

         4. Assignment of Account to Principal. Upon the payment in full of all amounts owing under the Obligations and the termination of any commitments for future advances. Zions agrees to assign back to Principal all of Principal's rights in and to the Investment Property which are assigned to Zions under this Agreement.

         5. Trading Authority. In the sole and absolute discretion of the department of Zions originating the Loan (the "Lending Department"), Principal may sell the Investment Property and buy Investment Property with the proceeds of any such sales or additional money deposited by Principal into the Collateral Account. Trading activity shall be effected through and by the Lending Department. As set forth in paragraph no. 11 below, Principal's rights to purchase and sell Investment Property held, or to be held, in the Account will immediately terminate upon the occurrence of a default under this Agreement.

         6. Proceeds of Investment Property. Principal and Zions agree that all cash dividends, stock dividends, distributions, interest payments, other cash payments, and any other proceeds or benefits received from Investment Property will be retained in the Account until all amounts owing to Zions under the Obligations are paid in full and any commitments for future advances of any Obligations are terminated. Zions has no obligation to collect any such amounts owing to Principal or Managed Agent.

         7. |X| /s/ Michael Brough
            --------------------------------------
            Lending Department officer signature
            required for this optional provision


         Investment Property Income. If the preceding line is checked and signed by an officer of the Lending Department, Managed Agent is authorized and directed to pay to the order of Principal all interest and dividend income received by Managed Agent on Investment Property. Such income shall not include stock issued upon splits of Investment Property, stock or cash paid as an extraordinary dividend, or cash paid for surrender or upon maturity of Investment Property. Zions retains the right to terminate Principal's receipt of income hereunder by written notice to Managed Agent and Principal, which notice may be hand delivered or sent by facsimile, and shall be effective upon Managed Agent's and Principal's receipt thereof.

         8. Further Assurances. Principal agrees to execute and deliver, and directs and authorizes Managed Agent to execute and deliver, to Zions all documents requested by Zions in connection with the assignment of Investment Property and to take all other action reasonably requested by Zions in connection with such assignment. Zions is authorized to file, record, or otherwise utilize such documents in order to perfect and maintain its security interest or otherwise carry out the rights and obligations of the parties as set forth in this Agreement.

         9. Appointment As Attorney in Fact. Principal does hereby make, constitute, and appoint Zions and its designees as Principal's true and lawful attorney in fact, with full power of substitution, to transfer any and all Investment Property on the books of issuing corporations or any transfer agent to the name of Zions or such other name as designated by Zions. Principal agrees to give full cooperation and to use its best efforts to cause any issuer, transfer agent, or registrar of Investment Property to take all such actions and to execute all such documents as may be necessary or appropriate to effect any sale, transfer, or other disposition of such Investment Property.

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

         10. Representations and Warranties. Principal represents and warrants the following to Zions that the Investment Property has not been assigned, nor has any interest therein been assigned or pledged to any person or entity other than Zions.

         11. Default. Upon the occurrence of a default under this Agreement or under any of the Obligations, then, in addition to all other rights and remedies available to Zions at law, in equity, or by statute, all of Principal's rights under this Agreement will immediately terminate and Zions may immediately sell, and direct Managed Agent to sell, all of the Investment Property. The proceeds of the sale of the Investment Property will be applied first to the payment of all expenses incurred by Zions in exercising its rights under this Agreement and any documents evidencing or relating to any of the Obligations, including all expenses incurred by Zions in selling the Investment Property, second, to the payment of the Obligations, third, to the payment of all other amounts owing by Principal to Zions in any manner, and, fourth, the balance will be paid to Principal.

         12. Disclosure of Agreement. Principal agrees that Zions may disclose this Agreement and any and all of the terms and conditions of this Agreement to Managed Agent.

         13. Indemnification. Principal agrees to indemnify and hold harmless Zions, its affiliates (including Managed Agent), officers, directors, employees, attorneys, and other agents from and against any and all claims, causes of action, and judgments, of any nature, arising under, or in connection with, this Agreement, the assignment of Principal's rights under the Investment Property, the sale of any of the Investment Property by Zions or Managed Agent after the occurrence of a default under this Agreement, or any other claim made by any person or entity in connection with this Agreement unless said claim was caused by the gross negligence or intentional misconduct of Zions. This indemnification specifically includes, without limitation, the payment of all expenses incurred by Zions, including reasonable attorneys fees and expenses.

         14. Notices. All notices or demands by any party hereto shall be in writing and may be sent by regular mail. Notices shall be deemed received when deposited in a United States post office box, postage prepaid, properly addressed to Principal, Managed Agent, or Zions at the mailing addresses stated below or to such other addresses as Principal, Managed Agent, or Zions may from time to time specify in writing. Any notice otherwise delivered shall be deemed to be given when actually received by the addressee.

        Principal:       Evans & Sutherland Computer Corporation
                         600 Komas Drive
                         Salt Lake City, UT  84108
                         Attn: Chief Financial Officer

                         Evans & Sutherland Computer Corporation
                         600 Komas Drive
                         Salt Lake City, UT  84108
                         Attn:  Treasurer


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

                         Managed Agent:   Trust and Investment Management
                         Zions First National Bank
                         One South Main Street, Suite 660
                         Salt Lake City, UT  84111
                         Attn: Stephen W. Koch

        Zions:           Zions First National Bank
                         Commercial Loan Department
                         P.O. Box 25822
                         One South Main Street, Suite 200
                         Salt Lake City, UT  84125
                         Attn:  Michael R. Brough

         15.  Arbitration Provision.

1. ARBITRATION IS FINAL AND BINDING ON THE PARTIES AND SUBJECT TO ONLY VERY LIMITED REVIEW BY A COURT.
2. IN ARBITRATION THE PARTIES ARE WAIVING THEIR RIGHT TO LITIGATE IN COURT, INCLUDING THEIR RIGHT TO A JURY TRIAL.
3. DISCOVERY IN ARBITRATION IS MORE LIMITED THAN DISCOVERY IN COURT.
4. ARBITRATORS ARE NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING IN THEIR AWARDS. THE RIGHT TO APPEAL OR TO SEEK MODIFICATION OF ARBITRATORS' RULINGS IS VERY LIMITED.
5. A PANEL OF ARBITRATORS MIGHT INCLUDE AN ARBITRATOR WHO IS OR WAS AFFILIATED WITH THE BANKING INDUSTRY.
6. IF YOU HAVE QUESTIONS ABOUT ARBITRATION, CONSULT YOUR ATTORNEY OR THE AMERICAN ARBITRATION ASSOCIATION.

         (a) Any claim or controversy ("Dispute") between or among the parties and their assigns, including, but not limited to, Disputes arising out of or relating to this Agreement, this arbitration provision ("arbitration clause"), or any related agreements or instruments relating hereto or delivered in connection herewith ("Related Documents"), and including, but not limited to, a Dispute based on or arising from an alleged tort, shall at the request of any party be resolved by binding arbitration in accordance with the applicable arbitration rules of the American Arbitration Association (the "Administrator"). The provisions of this arbitration clause shall survive any termination, amendment, or expiration of this Agreement or Related Documents. The provisions of this arbitration clause shall supersede any prior arbitration agreement between or among the parties. If any provision of this arbitration clause should be determined to be unenforceable, all other provisions of this arbitration clause shall remain in full force and effect.

         (b) The arbitration proceedings shall be conducted in Salt Lake City, Utah, at a place to be determined by the Administrator. The Administrator and the arbitrator(s) shall have the authority to the extent practicable to take any action to require the arbitration proceeding to be completed and the arbitrator(s)' award issued within one hundred fifty (150) days of the filing of the Dispute with the Administrator. The arbitrator(s) shall have the authority

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

to impose sanctions on any party that fails to comply with time periods imposed by the Administrator or the arbitrator(s), including the sanction of summarily dismissing any Dispute or defense with prejudice. The arbitrator(s) shall have the authority to resolve any Dispute regarding the terms of this agreement, this arbitration clause, or Related Documents, including any claim or controversy regarding the arbitrability of any Dispute. All limitations periods applicable to any Dispute or defense, whether by statute or agreement, shall apply to any arbitration proceeding hereunder and the arbitrator(s) shall have the authority to decide whether any Dispute or defense is barred by a limitations period and, if so, to summarily enter an award dismissing any Dispute or defense on that basis. The doctrines of compulsory counterclaim, res judicata, and collateral estoppel shall apply to any arbitration proceeding hereunder so that a party must state as a counterclaim in the arbitration proceeding any claim or controversy which arises out of the transaction or occurrence that is the subject matter of the Dispute. The arbitrator(s) may in the arbitrator(s)' discretion and at the request of any party: (1) consolidate in a single arbitration proceeding any other claim or controversy involving another party that is substantially related to the Dispute where that other party is bound by an arbitration clause with Lender, such as borrowers, guarantors, sureties, and owners of collateral; (2) consolidate in a single arbitration proceeding any other claim or controversy that is substantially similar to the Dispute; and (3) administer multiple arbitration claims or controversies as class actions in accordance with the provisions of Rule 23 of the Federal Rules of Civil Procedure.

         (c) The arbitrator(s) shall be selected in accordance with the rules of the Administrator from panels maintained by the Administrator. A single arbitrator shall have expertise in the subject matter of the Dispute. Where three arbitrators conduct an arbitration proceeding, the Dispute shall be decided by a majority vote of the three arbitrators, at least one of whom must have expertise in the subject matter of the Dispute and at least one of whom must be a practicing attorney. The arbitrator(s) shall award to the prevailing party recovery of all costs and fees (including attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees). The arbitrator(s), either during the pendency of the arbitration proceeding or as part of the arbitration award, also may grant provisional or ancillary remedies including but not limited to an award of injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver.

         (d) Judgment upon an arbitration award may be entered in any court having jurisdiction, subject to the following limitation: the arbitration award is binding upon the parties only if the amount does not exceed Four Million Dollars ($4,000,000.00); if the award exceeds that limit, any party may demand the right to a court trial. Such a demand must be filed with the Administrator within thirty (30) days following the date of the arbitration award; if such a demand is not made within that time period, the amount of the arbitration award shall be binding. The computation of the total amount of an arbitration award shall include amounts awarded for attorneys' fees and costs, arbitration administration fees and costs, and arbitrator(s)' fees.

         (e) No provision of this arbitration clause, nor the exercise of any rights hereunder, shall limit the right of any party to: (1) judicially or non-judicially foreclose against any real or personal property collateral or other security; (2) exercise self-help remedies, including but not limited to repossession and setoff rights; or (3) obtain from a court having jurisdiction there over any provisional or ancillary remedies including but not limited to injunctive relief, foreclosure, sequestration, attachment, replevin, garnishment, or the appointment of a receiver. Such rights can be exercised at any time, before or during initiation of an arbitration proceeding, except to the extent such action is contrary to the arbitration award. The exercise of such rights shall not constitute a waiver of the right to submit any Dispute to arbitration, and any claim or controversy related to the exercise of such rights shall be a Dispute to be resolved under the provisions of this arbitration clause. Any party may initiate arbitration with the Administrator; however, if any party initiates litigation and another party disputes any allegation in that litigation, the disputing party--upon the request of the initiating party--must file a demand for arbitration with the Administrator and pay the Administrator's filing fee. The parties may serve by mail a notice of an initial motion for an order of arbitration.

         (f) Notwithstanding the applicability of any other law to this agreement, the arbitration clause, or Related Documents between or among the parties, the Federal Arbitration Act, 9 U.S.C.ss.1 et seq., shall apply to the construction and interpretation of this arbitration clause.

     16. Entire Agreement. This Agreement constitutes the entire agreement between Principal and Zions with respect to the assignment of the Investment Property. This Agreement may not be modified or amended except in writing signed by both parties. All prior and contemporaneous oral and written agreements regarding the assignment of the Investment Property are merged herein.

     17. Utah Law Governs. This Agreement shall be governed by and construed in accordance with the laws of the state of Utah.

     18. No Third Party Beneficiaries. This Agreement is for the benefit of Zions, Principal and the Managed Agent only and is not intended to benefit any third party.

     19. Assignment of Agreement. This Agreement may be assigned by Zions with the prior consent of Principal. This Agreement may not be assigned by Principal.

         DATED: May 31, 2000.

                                            ZIONS FIRST NATIONAL BANK


                                            By: /s/ Michael Brough
                                               ---------------------------------
                                            Its:  Vice President
                                                 -------------------------------


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

                                            EVANS & SUTHERLAND COMPUTER
                                            CORPORATION


                                            By: /s/ Richard Gaynor
                                               ---------------------------------
                                            Its:  Vice President


Managed Agent acknowledges receipt of the foregoing and agrees to act consistent with the foregoing directions of Principal. Managed Agent will, among all other acts requested of it, transfer the Investment Property to the Account and accept entitlement orders issued by the Loan Department with regard to the Investment Property.

                                                TRUST AND INVESTMENT MANAGEMENT
                                                DEPARTMENT OF ZIONS
                                                FIRST NATIONAL BANK


                                                By: /s/  Stephen Koch
                                                --------------------------------

                                                Its: Vice President




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